Exhibit (c)(xi) PR PRELIMINA ELIMINAR RY Y D DRA RAF FT T C Con onfidenti fidentia all Project Rover Materials for Discussion July 31, 2024

Summary of Transaction Statistics

($MM, except per share amounts)

	Statistic	Rover Unaffected as of 2/23/24 (1)	Rover Current as of 7/30/24	NMC Proposal	TB+ CD&R Proposal
Illustrative Share Price:		$11.10	$12.90	$14.05	$14.30
Implied Transaction Premium	*Statistic*				
Premium to Price Prior to Public Filing of February 26, 2024 NMC Draft Proposal (February 23, 2024) (1)	*$11.10*	-	16%	27%	29%
Premium to Current Price (July 30, 2024)	*12.90*	(14%)	-	9%	11%
Premium to 30-Day VWAP (Prior to Public Filing of the February 26, 2024 NMC Draft Proposal) (2)	*10.31*	8%	25%	36%	39%
Premium to LTM High Share Price (August 2, 2023) (3)	*18.49*	(40%)	(30%)	(24%)	(23%)
Premium to LTM Low Share Price (January 11, 2024) (3)	*9.11*	22%	42%	54%	57%
Implied Valuation & Multiples					
Fully-Diluted Equity Value (4)		**$5,113**	**$6,042**	**$6,606**	**$6,729**
Fully-Diluted Enterprise Value (4)(5)		**$7,286**	**$8,172**	**$8,736**	**$8,859**
Rover Street Case (6)(7)					
Adj. EBITDA Multiples	*Statistic*				
CY24E	*$630*	10.7x	13.0x	13.9x	14.1x
CY25E	*761*	9.1	10.7	11.5	11.6
Rover Management Plan (8)(9)					
Adj. EBITDA Multiples (Excl. Ascension Impact) (10)	*Statistic*				
CY24E	*$655*	11.1x	12.5x	13.3x	13.5x
CY25E	*766*	9.5	10.7	11.4	11.6

Note: Current market prices as of July 30, 2024.

(1) Rover Unaffected Fully-Diluted Equity Value and Fully-Diluted Enterprise Value based on Rover's stock price, capitalization, and balance sheet information publicly available as of February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.

(2) Volume-weighted average price based on trading days per FactSet as of February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.

(3) LTM as of February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.

(4) Rover capitalization as of July 30, 2024 provided by Rover Management.

(5) Balance sheet statistics as of the period ended June 30, 2024 per Rover Management in July 2024.

(6) Rover Street Case based on FactSet mean consensus estimates as of July 30, 2024.

(7) Rover Unaffected Street Case multiples based on FactSet mean consensus estimates as of February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.

(8) Rover Management Plan provided by Rover Management in July 2024.

(9) Rover Unaffected Management Plan multiples based on Rover Management Plan provided by Rover Management as of July 2024.

(10) 2024 and 2025 Rover Management Plan statistics shown exclude Ascension impact to revenue of ($74MM) and $51MM in CY24E and CY25E, respectively, and impact to adjusted EBITDA of ($85MM) and $49MM in CY24E and CY25E, respectively, per Rover Management in July 2024.

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Comparison of Proposals vs. Rover Share Price Over Time

From January 2, 2015 to Current (July 30, 2024)



$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Jan-15
Jan-16
Jan-17
Jan-18
Jan-19
Jan-20
Jan-21
Jan-22
Jan-23
Jan-24
Jan. 10, 2022
Rover announces all-stock acquisition of Cloudmed for $4.1Bn
1-Day Price Rxn.: (1%)
Nov. 8, 2022
Announces Q3'22 earnings miss and retirement of Joe Flanagan / appointment of Lee Rivas as CEO
1-Day Price Rxn.: (50%)
Jul. 19, 2024
TCP-ASC files 13D amendment regarding its intent to enter a partnership with CD&R to make a joint proposal
1-Day Price Rxn.: +4%
Jul. 1, 2024
NMC requests standstill waiver to submit revised proposal and attaches draft proposal for $13.25 / share
1-Day Price Rxn.: (13%)
Feb. 26, 2024
Public filing of the NMC Draft Proposal for $13.75 / share (all-cash) and issuance of open letter regarding NMC Draft Proposal by Coliseum Capital, including a statement on potential participation from TCP-ASC
1-Day Price Rxn.: +25%
July 5, 2024
TCP-ASC files 13D amendment after market close requesting a waiver of its standstill to submit a proposal to acquire Rover at a price higher than $13.25 per share and that it is in discussions with Joe Flanagan to serve as a senior executive of Rover following a transaction
1-Day Price Rxn.: +16%
TB + CD&R Proposal: $14.30
NMC Proposal: $14.05
Unaffected Price (2/23)(1): $11.10
Current: $12.90

Source: FactSet as of July 30, 2024.

(1) Statistics based on Rover's stock price and consensus estimates as of February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.

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Overview of Rover Daily Trading

From Week of Request for Waiver of Standstill (January 22, 2024) to Current (July 30, 2024)



Share Price
$15.00
$14.00
$13.00
$12.00
$11.00
$10.00
$9.00
$8.00
Trading Volume (000s)
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Feb. 26, 2024
Public filing of the NMC Draft Proposal for $13.75 / share (all-cash) and issuance of open letter regarding NMC Draft Proposal by Coliseum Capital
1-Day Price Rxn.: +25%
Mar. 11, 2024
Rover announces the formation of the special committee; TCP-ASC files 13D amendment disclosing request for a waiver of take-over statutes and a statement that they are not a seller
1-Day Price Rxn.: +1%
Jul. 1, 2024
NMC requests standstill waiver to submit proposal and attaches draft proposal for $13.25 / share
1-Day Price Rxn.: (13%)
July 5, 2024
TCP-ASC files 13D amendment after market close requesting a waiver of its standstill to submit a proposal to acquire Rover at a price higher than $13.25 per share and that it is in discussions with Joe Flanagan to serve as a senior executive of Rover following a transaction
1-Day Price Rxn.: +16%
Jan. 26, 2024
NMC delivers a private request for the waiver of certain provisions of their Investor Rights Agreement
May 7, 2024
Limited standstill waiver sent to NMC and TCP-ASC
1-Day Price Rxn.: +3%
Feb. 22, 2024
UnitedHealth announces suspected cybersecurity breach of Change Healthcare IT systems
1-Day Price Rxn.: (0%)
Mar. 19, 2024
Rover discloses it has hired advisors to the Special Committee and that it has rejected TCP-ASC and NMC's request for a waiver of the standstill agreement
1-Day Price Rxn.: (1%)
May 8, 2024
Cyberattack disrupts Ascension Healthcare IT systems
May 8, 2024
Rover announces Q1'24 earnings results (Pre-Market)
1-Day Price Rxn.: +3%
June 13, 2024
Special Committee grants waiver extension to NMC and TCP-ASC through July 12
1-Day Price Rxn.: +4%
July 19, 2024
TCP-ASC files 13D amendment regarding its intent to enter a partnership with CD&R to make a joint proposal
1-Day Price Rxn.: +4%
TB + CD&R Proposal: $14.30
NMC Proposal: $14.05
Rover $12.90
+16% vs. 2/23(1)
(7%) vs. 2/26
Selected HCT(2)
(4%) vs. 2/23(1)
(4%) vs. 2/26
1/22 1/24 1/26 1/30 2/1 2/5 2/7 2/9 2/13 2/15 2/20 2/22 2/26 2/28 3/1 3/5 3/7 3/11 3/13 3/15 3/19 3/21 3/25 3/27 4/1 4/3 4/5 4/9 4/11 4/15 4/17 4/19 4/23 4/25 4/29 5/1 5/3 5/7 5/9 5/13 5/15 5/17 5/21 5/23 5/28 5/30 6/3 6/5 6/7 6/11 6/13 6/17 6/20 6/24 6/26 6/28 7/2 7/5 7/9 7/11 7/15 7/17 7/19 7/23 7/25 7/29

Source: Closing prices and volumes per FactSet as of July 30, 2024.
(1) Unaffected statistics as of February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.
(2) Selected healthcare technology ("HCT") group includes HealthEquity, Evolent Health, Progyny, Omnicell, HealthStream, Premier, Phreesia, Health Catalyst, and TruBridge. Excludes Waystar due to limited trading history.

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Summary of Valuation Analyses

Valuation Analysis	Discounted Cash Flow Analysis (1)(2)(3)	Selected Companies Analysis (2)(3)		Selected Transaction Analysis (2)(3)	
		Fully Diluted Enterprise Value / Adjusted EBITDA Multiples			
Reference Range	*WACC Range: 10.5% - 13.0%* *Perpetuity Growth Rate Range: 3.5% - 5.0%*	*CY25E Adjusted EBITDA Multiple Range:* *8.0x - 12.0x*		*LTM Adjusted EBITDA Multiple Range (8):* *12.0x - 16.0x*	*NTM Adjusted EBITDA Multiple Range (9):* *11.0x - 15.0x*
Financial Case	Rover Management Plan (4)	Rover Management Plan (Excl. Ascension Impact) (5)	Rover Street Case (6)	Rover Actuals (7)	Rover Street Case (6)
Implied Rover Price Per Share					



$15.84
$8.14
$14.98
$8.69
$14.86
$8.61
$17.22
$11.97
$16.25
$10.92
TB + CD&R Proposal: $14.30
NMC Proposal: $14.05
Unaffected Price(10): $11.10

(1) *Present values as of June 30, 2024, assuming mid-period discounting. Assumes current Rover shareholders incur ~8.4% cumulative dilution through issuance of equity awards over the projected period per Rover Management. Assumes utilization of NOLs per Rover Management as of July 2024.*

(2) *Common shares outstanding, RSUs, PBRSUs, options, and warrants per Rover Management as of July 30, 2024. Fully diluted shares calculated using treasury stock method.*

(3) *Balance sheet statistics as of the period ended June 30, 2024 per Rover Management in July 2024.*

(4) *Rover Management Plan provided by Rover Management in July 2024. 2024 and 2025 Rover Management Plan statistics shown include Ascension impact to revenue of ($74MM) and $51MM in CY24E and CY25E, respectively, and impact to adjusted EBITDA of ($85MM) and $49MM in CY24E and CY25E, respectively, per Rover Management in July 2024.*

(5) *Rover Management Plan provided by Rover Management in July 2024. 2024 and 2025 Rover Management Plan statistics shown exclude Ascension impact to revenue of ($74MM) and $51MM in CY24E and CY25E, respectively, and impact to adjusted EBITDA of ($85MM) and $49MM in CY24E and CY25E, respectively, per Rover Management in July 2024.*

(6) *Rover Street Case projections based on FactSet mean consensus estimates as of July 30, 2024.*

(7) *Historical statistics per latest available publicly filed Rover financial statements. LTM adj. EBITDA adjusted for Acclara LTM Adjusted EBITDA of $25M per publicly filed Rover investor presentation dated December 6, 2023.*

(8) *LTM represents the twelve-month period ending March 31, 2024.*

(9) *NTM represents the twelve-month period ending March 31, 2025.*

(10) *Unaffected statistics as of February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.*

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Catalyst PARTNERS

Rover Financial Overview and Valuation Analyses 6

Overview of Rover Management Plan vs. Rover Street Case

Legend
- Rover Street Case
- Rover Mgmt. Plan

Revenue ($MM)



Actual
Projection
Budget
2024E Rev. Guidance[2]
$2,600 - $2,640
Organic Rev.[1]
Excludes $295M rev. contribution from Acclara
$2,308
$2,269
$1,475
$1,806
$2,254
$2,603
$2,564
$2,964
$2,913
$3,204
$3,123
$3,680
$3,392
$4,057
$3,677
$3,962
$4,261
CY24E-CY28E CAGR: 12%
CY24E-CY30E CAGR: 9%
Excl. Ascension Impact[3]
$2,639
$2,913
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2029E
2030E

	2024E	2025E	2026E	2027E	2028E
Forecast vs. Street:	(1.5%)	1.8%	(2.5%)	(7.8%)	(9.4%)
# Brokers:	16	16	10	3	3

Adjusted EBITDA ($MM)



Actual
Projection
Budget
2024E EBITDA Guidance[2]
$625 - $650
Organic EBITDA[1]
Excludes $34M EBITDA contribution from Acclara (11% mgn.)
$596
(3%) gr.
$536
(13%) gr.
$346
$424
$614
$630
$570
$815
$761
$874
$870
$1,008
$1,001
$1,136
$1,109
$1,202
$1,301
CY24E-CY28E CAGR: 16%
CY24E-CY30E CAGR: 15%
$655
$766
Excl. Ascension Impact[3]
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2029E
2030E

	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Street EBITDA Gr.:	2.6%	20.8%	14.3%	15.9%	12.7%		
Mgmt. EBITDA Gr.:	(7.2%)	43.0%	7.3%	14.5%	10.7%	8.4%	8.2%
Forecast vs. Street:	(9.6%)	7.1%	0.5%	(0.7%)	(2.5%)		
# Brokers:	16	16	10	3	3		

Revenue Growth YoY (%)



Actual
Projection
Budget
2%
1%
Organic Rev. Gr.[1]
Excludes $295M rev. contribution from Acclara
16%
22%
25%
15%
14%
16%
12%
10%
5%
15%
9%
10%
8%
8%
8%
Excl. Ascension Impact[3]
17%
10%
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2029E
2030E

Adjusted EBITDA Margin (%)



Actual
Projection
Budget
26%
24%
23%
23%
27%
24%
22%
28%
26%
28%
27%
30%
27%
30%
28%
30%
31%
Organic EBITDA Mgn.[1]
Excludes $34M EBITDA contribution from Acclara (11% mgn.)
25%
26%
Excl. Ascension Impact[3]
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2029E
2030E

Source: Rover filings and FactSet as of July 30, 2024. Rover Management Plan provided by Rover Management in July 2024. 2024 and 2025 Rover Management Plan statistics shown include Ascension impact to revenue of ($74MM) and $51MM in CY24E and CY25E, respectively, and impact to adjusted EBITDA of ($85MM) and $49MM in CY24E and CY25E, respectively, per Rover Management in July 2024.
Note: Historical statistics per latest available publicly filed Rover financial statements. Street consensus estimates for 2029E and onwards are excluded due to limited broker coverage.

(1) Organic statistics adjusted for Acclara acquisition per publicly filed Rover investor presentation dated December 6, 2023; statistics per Rover Management as April 2024.
(2) Per Rover Q1'24 earnings announcement dated May 8, 2024.
(3) Excludes Ascension impact to revenue of ($74MM) and $51MM in CY24E and CY25E, respectively; excludes Ascension impact to adjusted EBITDA of ($85MM) and $49MM in CY24E and CY25E, respectively, per Rover Management in July 2024.

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Qatalyst PARTNERS

Rover Analyst Price Targets and Valuation Methodologies

Date	Broker	Rating	Price Target: Unaffected (1)	Price Target: Current	Methodology
5/14/2024	Cantor Fitzgerald	Buy	$20.00	$20.00	3.4x CY25E Revenue and 12.1x CY25E EBITDA
7/10/2024	TD Cowen	Buy	20.00	20.00	DCF Analysis
7/19/2024	RBC	Buy	19.00	19.00	~14.0x CY25E EBITDA
7/5/2024	Leerink	Buy	- (2)	17.00	~12.0x CY25E EBITDA
7/8/2024	Morgan Stanley	Buy	17.00	17.00	12.0x CY25E EBITDA
7/5/2024	Citi	Buy	14.00	16.00 ▲	12.5x CY25E EBITDA
7/24/2024	Stephens	Buy	16.00	16.00	12.0x CY25E EBITDA
7/7/2024	Truist	Hold	16.00	16.00	~11.0x CY25E EBITDA; Illustrative LBO Analysis
7/22/2024	Deutsche Bank	Hold	15.00	16.00 ▲	12.5x CY25E EBITDA
7/7/2024	Jefferies	Buy	18.00	15.00 ▼	11.0x CY25E EBITDA
7/19/2024	Cannacord Genuity	Buy	17.00	15.00 ▼	14.5x CY24E EBITDA
7/24/2024	Guggenheim	Buy	17.00	15.00 ▼	13.0x CY25E EBITDA
7/10/2024	Evercore	Hold	12.00	14.00 ▲	Blended DCF and Valuation Multiples
	Median		**$17.00**	**$16.00**	*Represents a 44% premium to Rover unaffected price of $11.10(1)*
	Mean		**$16.06**	**$16.62**	

Valuation Methodology Summary



DCF
14%
Revenue
7%
EBITDA
79%

Current Price Targets



TB + CD&R Proposal: $14.30
NMC Proposal: $14.05
Unaffected Price(1): $11.10
$20.00
$20.00
$19.00
$17.00
$17.00
$16.00
$16.00
$16.00
$16.00
$15.00
$15.00
$15.00
$14.00
Cantor Fitzgerald
TD Cowen
RBC
Leerink(2)
Morgan Stanley
Citi
Stephens
Truist
Deutsche Bank
Jefferies
Cannacord Genuity
Guggenheim
Evercore

Ratings Summary



Hold
23%
Buy
77%

Source: FactSet and Wall Street research as of July 30, 2024.

Note: Excludes research not available to Qatalyst. Baird and KeyBanc excluded given there has been no research including price targets published since the Special Committee meeting on April 17, 2024. JPM and Barclays excluded given discontinuation of coverage due to involvement in potential transaction.

(1) Price based on unaffected date as of February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.

(2) Leerink prior price target excluded as their last published report including a price target (prior to current) was published in February 2023.

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Evolution of Rover EBITDA Street Estimates Over Time

Rover CY24E and CY25E EBITDA Street Estimates Since Q3'23 Earnings *(10/15/23 – 7/30/24)*


Legend
CY25E EBITDA
CY24E EBITDA
$900
$850
$800
$750
$700
$650
$600
Project Rover Process
Oct-23
Nov-23
Dec-23
Jan-24
Feb-24
Mar-24
Apr-24
May-24
Jun-24
Jul-24

($MM)	Unaffected 2/23/2024 (1)	Current 7/30/2024	*% Δ*
CY24E EBITDA	$684	$630	*(7.8%)*
CY25E EBITDA	$799	$761	*(4.7%)*

Timeline of Recent Events

1. **November 2, 2023**: Announced Q3'23 earnings and termination of Pediatrix contract, but no additional new customer announcements. Guidance implied Q4'23 would miss estimates.
2. **November 13, 2023:** Disclosed late filing of Q3'23 10-Q and restatement of past financial statements due to accounting issue.
3. **December 6, 2023:** Announced acquisition of Acclara and Providence E2E contract.
4. **January 8, 2024:** Pre-announced Q4'23 earnings. Revenue missed Street expectations but EBITDA slightly beat.
5. **January 17, 2024:** Completed acquisition of Acclara ($25M annual EBITDA contribution disclosed at announce).
6. **February 21, 2024:** UnitedHealth announced suspected cybersecurity breach of Change Healthcare IT systems.
7. **February 27, 2024:** Announced Q4'23 earnings. EBITDA guidance for FY24 missed street expectations by 3%.
8. **May 8, 2024:** Announced Q1'24 earnings. Reduced FY24 EBITDA guidance by ~$23M (~3%). Cyberattack disrupts Ascension Healthcare IT systems.

Potential Factors Not Reflected in Current Estimates

- **Impact of Ascension Healthcare Cyber Breach**
- **Impact of Ascension Divestitures**

Source: FactSet and Company filings as of July 30, 2024.
(1) Unaffected statistics as of February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.

9

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Average Trading Statistics Over Time Unaffected 2017 2018 2019 2020 2021 2022 2023 2024YTD (4)(5) (2/23/24) (6) Current (5) (4) (4) Rover (1) NM 29.1x 17.7x 17.4x 23.6x 18.3x 13.2x 9.3x 10.7x 12.5x Rover Long-Term Trading NTM Rev. Gr. 79% 80% 30% 8% 16% 15% 13% 13% - 6% NTM EBITDA Gr. NM NM NM 30% 33% 18% 17% 9% - 5% NTM EBITDA Mgn. 2% 7% 14% 19% 23% 26% 27% 27% - 24% vs. Selected Companies Selected HCT (2) 15.3x 18.1x 16.7x 16.9x 20.0x 17.9x 14.7x 11.5x 12.3x 10.9x NTM Rev. Gr. 20% 12% 14% 13% 13% 17% 13% 9% - 9% NTM EBITDA Gr. (2%) (17%) 198% (8%) 23% 21% 32% 3% - (2%) NTM EBITDA Mgn. 20% 21% 19% 14% 14% 11% 15% 17% - 18% From January 2, 2017 to Current (July 30, 2024) Selected Business Process Outsourcing (3) 10.7x 11.6x 11.7x 12.0x 12.3x 11.6x 9.5x 8.0x 8.3x 8.9x NTM Rev. Gr. 9% 11% 10% 2% 10% 11% 10% 6% - 6% NTM EBITDA Gr. 19% 20% 21% 2% 7% 11% 11% 8% - 6% NTM EBITDA NTM EBITDA Mgn. 17% 17% 18% 18% 21% 21% 22% 22% - 21% Multiple (7) COVID-19 24.0x Legend 22.0x Rover (2) Selected Healthcare Technology (3) Selected Business Process Outsourcing 20.0x 18.0x 16.0x 14.0x Unaffected (5) (2/23) : 10.7x 12.0x Current: 12.5x Selected HCT Current: 10.9x 10.0x Selected BPO Current: 8.9x 8.0x 6.0x 4.0x Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 Jan-22 Jan-23 Jan-24 Source: FactSet as of July 30, 2024. Limited analyst coverage for Rover until August 2017. (4) 2024YTD average statistics for Rover calculated up until February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal. Note: Certain statistics shown pro forma for Rover’s acquisition of Cloudmed from June 21, 2022 to August 2, 2023. (5) LTM statistics used to calculate NTM revenue growth for 2024YTD and Current are pro forma for Acclara acquisition per publicly filed Rover investor (1) Rover revenue growth is not pro forma for acquisitions. presentation dated December 6, 2023. 10 (2) Selected healthcare technology (“HCT”) group includes HealthEquity, Evolent Health, Progyny, Omnicell, HealthStream, Premier, Phreesia, Health Catalyst, and (6) Statistics based on Rover’s stock price and consensus estimates as of February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal. TruBridge. Excludes Waystar due to limited trading history. (7) COVID-19 period from February 19, 2020 to November 9, 2021. (3) Selected business process outsourcing group includes Genpact, Exlservice, and WNS. CONFIDENTIAL | PRELIMINARY DRAFT

CY25E Operating Statistics of Selected Companies

Legend
Selected Healthcare Technology
Selected Business Process Outsourcing



Rev. ($MM):
$2,913
$2,913 (1)
$497
$2,988
$1,429
$1,339
$343
$968
$355
$1,131
$308
$1,285
$2,017
$1,404
$4,873
CY25E YoY Revenue Growth
Median: 10%
Median: 9%
12%
10%
18%
16%
16%
14%
11%
10%
7%
6%
5%
(0%)
12%
9%
6%
Rover (Street)
Rover (Mgmt.) (1)
Phreesia
Evolent Health
Progyny
HealthEquity
Health Catalyst
Waystar
TruBridge
Omnicell
HealthStream
Premier
ExlService
WNS
Genpact
CY25E YoY Adjusted EBITDA Growth
Median: 18%
Median: 8%
21%
17%
50%
32%
31%
19%
18%
14%
8%
7%
(2%)
NM
19%
8%
7%
Rover (Street)
Rover (Mgmt.) (1)
Health Catalyst
Omnicell
Evolent Health
Progyny
HealthEquity
TruBridge
Waystar
HealthStream
Premier
Phreesia
WNS
ExlService
Genpact
CY25E YoY Adjusted EBITDA Margin
Median: 16%
Median: 20%
26%
26%
41%
39%
30%
23%
18%
15%
12%
11%
11%
10%
25%
20%
19%
Rover (Street)
Rover (Mgmt.) (1)
HealthEquity
Waystar
Premier
HealthStream
Progyny
TruBridge
Omnicell
Evolent Health
Health Catalyst
Phreesia
WNS
ExlService
Genpact

Source: FactSet mean consensus estimates as of July 30, 2024.
Note: 'NM' denotes CY24E-25E EBITDA growth of >50% or <(50%).
(1) Rover Management Plan provided by Rover Management in July 2024. 2024 and 2025 Rover Management Plan statistics shown include Ascension impact to revenue of ($74MM) and $51MM in CY24E and CY25E, respectively, and impact to adjusted EBITDA of ($85MM) and $49MM in CY24E and CY25E, respectively, per Rover Management in July 2024.

11

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Legend Selected Healthcare Technology Selected Business Process Outsourcing CY25E Trading Statistics of Selected Companies (1) EV ($Bn): $7.3 $8.0 $5.4 $1.6 $0.8 $2.3 $2.5 $1.4 $3.7 $0.4 $0.4 $6.0 $2.9 $7.3 Median: 1.8x Median: 2.1x Current: (2) 2.8x 6.0x 5.6x 3.1x 3.0x 2.7x 2.4x 2.1x 1.7x 1.5x 1.8x 1.3x 1.2x 1.1x 1.0x Rover HealthEquity Waystar Phreesia HealthStream Premier Progyny Omnicell Evolent Health Health Catalyst TruBridge ExlService WNS Genpact (Unaffected) (1) Median: 11.2x Median: 8.4x 31.0x Current: (2) 10.7x 14.6x 14.5x 14.2x Selected Companies Adjusted 11.7x EBITDA Range: 8.0x – 12.0x 11.3x 11.0x 10.6x 9.6x 9.1x 8.4x 8.1x 6.9x 6.1x Rover Phreesia HealthEquity Waystar HealthStream Evolent Health Omnicell Health Catalyst Progyny TruBridge Premier ExlService WNS Genpact (Unaffected) (1) Source: FactSet mean consensus estimates as of July 30, 2024. (1) Statistics based on Rover’s stock price and consensus estimates as of February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal. 12 (2) Current Rover statistics per FactSet mean consensus estimates as of July 30, 2024. CONFIDENTIAL | PRELIMINARY DRAFT Adjusted EBITDA Multiple Revenue Multiple

Summary of Rover Unlevered Free Cash Flow Projections

($MM)

	Rover Management Plan (1)								
	Q3-Q4 CY2024E	CY2025E	CY2026E	CY2027E	CY2028E	CY2029E	CY2030E	*'24-'30E CAGR*	*'25-'30E CAGR*
Revenue	**$1,330**	**$2,964**	**$3,123**	**$3,392**	**$3,677**	**$3,962**	**$4,261**	***9%***	***8%***
% Growth	-	*16%*	*5%*	*9%*	*8%*	*8%*	*8%*		
Adjusted EBITDA	**$265**	**$815**	**$874**	**$1,001**	**$1,109**	**$1,202**	**$1,301**	***15%***	***10%***
% Margin	*20%*	*28%*	*28%*	*30%*	*30%*	*30%*	*31%*		
Net Operating Profit After Taxes	**$63**	**$342**	**$367**	**$451**	**$523**	**$583**	**$635**		
% Margin	*5%*	*12%*	*12%*	*13%*	*14%*	*15%*	*15%*		
Unlevered Free Cash Flow (2)	**$135**	**$405**	**$504**	**$580**	**$631**	**$688**	**$737**	***29%***	***13%***
% Growth	-	*14%*	*16%*	*17%*	*17%*	*17%*	*17%*		
% Margin	*10%*	*14%*	*16%*	*17%*	*17%*	*17%*	*17%*		
Memo: Annual Dilution	-	*1%*	*1%*	*1%*	*1%*	*1%*	*2%*		
Memo: Cumulative Dilution	-	*1%*	*2%*	*4%*	*5%*	*7%*	*8%*		
Value of NOLs (3)									
NOL Starting Balance	$87	$77	$57	$44	$39	$35	$31		
NOLs Utilized	10	20	14	4	4	4	4		
NOL Tax Savings @ 21% Tax Rate	**$2**	**$4**	**$3**	**$1**	**$1**	**$1**	**$1**		

13

(1) *Rover Management Plan provided by Rover Management in July 2024. 2024 and 2025 Rover Management Plan statistics shown include Ascension impact to revenue of ($74MM) and $51MM in CY24E and CY25E, respectively, and impact to adjusted EBITDA of ($85MM) and $49MM in CY24E and CY25E, respectively, per Rover Management in July 2024.*
(2) *UFCF shown excludes any impact from NOL utilization.*
(3) *Utilization of NOLs per Rover Management as of July 2024.*

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Rover Discounted Cash Flow Analysis

Summary of Discounted Cash Flow Assumptions

- *Unlevered free cash flow projections and terminal value discounted to June 30, 2024 using mid-period convention*
- *Excludes impact of stock-based compensation, amortization of intangibles, depreciation and non-recurring expenses in unlevered free cash flow*
- *Weighted average cost of capital range of 10.5% to 13.0%*
- *Terminal value based on perpetuity growth rate range of 3.5% to 5.0%*
- *Assumes current shareholders incur ~1% annual dilution through issuance of equity awards throughout the projection period, representing ~8.4% cumulative dilution per Rover Management*
- *Assumes long-term effective tax rate of 21% per Rover Management*
- *Rover NOL balance of $87MM separately valued on a discounted present value basis using a tax savings schedule per Rover Management*

($MM, except per share amounts)

	Present Value as of June 30, 2024								
Discount Rate:	10.5%			11.75%			13.0%		
Terminal Perpetuity Growth Rate	3.5%	4.3%	5.0%	3.5%	4.3%	5.0%	3.5%	4.3%	5.0%
Implied Terminal NTM EBITDA Multiple:	*8.5x*	*9.5x*	*10.8x*	*7.3x*	*8.0x*	*8.9x*	*6.3x*	*6.9x*	*7.5x*
PV of Unlevered FCFs Adj. for Dilution (Q3 CY24E - CY30E)	$2,477	$2,477	$2,477	$2,386	$2,386	$2,386	$2,301	$2,301	$2,301
PV of Terminal Value Adj. for Dilution (CY31E & Beyond)	$5,518	$6,225	$7,124	$4,376	$4,849	$5,426	$3,555	$3,888	$4,283
% of Enterprise Value in Terminal Value	*69%*	*72%*	*74%*	*65%*	*67%*	*69%*	*61%*	*63%*	*65%*
Implied Enterprise Value	**$7,995**	**$8,702**	**$9,601**	**$6,762**	**$7,235**	**$7,812**	**$5,856**	**$6,189**	**$6,584**
Less: Debt (1)	(2,293)	(2,293)	(2,293)	(2,293)	(2,293)	(2,293)	(2,293)	(2,293)	(2,293)
Plus: Cash (1)	163	163	163	163	163	163	163	163	163
Plus: PV of NOLs Adj. for Dilution (Q3 CY24E & Beyond) (2)	12	12	12	11	11	11	11	11	11
Implied Equity Value	**$5,877**	**$6,583**	**$7,483**	**$4,644**	**$5,116**	**$5,694**	**$3,737**	**$4,070**	**$4,465**
Implied Price Per Share (3)	**$12.56**	**$14.00**	**$15.84**	**$10.04**	**$11.01**	**$12.19**	**$8.14**	**$8.84**	**$9.66**
Premium/(Discount) to Unaffected (4)	*13%*	*26%*	*43%*	*(10%)*	*(1%)*	*10%*	*(27%)*	*(20%)*	*(13%)*

Note: Assumes mid-period discounting convention. Rover Management Plan provided by Rover Management in July 2024. 2024 and 2025 Rover Management Plan statistics shown include Ascension impact to revenue of ($74MM) and $51MM in CY24E and CY25E, respectively, and impact to adjusted EBITDA of ($85MM) and $49MM in CY24E and CY25E, respectively, per Rover Management in July 2024.

(1) Balance sheet statistics as of the period ended June 30, 2024 per Rover Management in July 2024.

(2) Rover NOL balance of $87MM separately valued on a discounted present value basis using a tax savings schedule per Rover Management in July 2024.

(3) Common shares outstanding, RSUs, PBRSUs, options, and warrants per Rover Management as of July 30, 2024. Fully diluted shares calculated using treasury stock method.

(4) Implied premium based on unaffected price as of February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.

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Selected Companies Analysis ($MM, except per share amounts) Selected Companies Analysis Rover Management Plan (Excl. Ascension Impact) (1) Rover Street Case (2) Reference Range Reference Range Statistic Low High Statistic Low High Fully Diluted Enterprise Value / CY25E Adjusted EBITDA Multiple $766 $761 Selected Multiple Range 8.0x 12.0x 8.0x 12.0x Implied Rover Share Price (3)(4) $8.69 $14.98 $8.61 $14.86 Source: FactSet as of July 30, 2024. (3) Common shares outstanding, RSUs, PBRSUs, options, and warrants per Rover Management as of July 30, 2024. Fully diluted shares (1) Rover Management Plan provided by Rover Management in July 2024. 2025 Rover Management Plan statistics shown exclude Ascension calculated using treasury stock method. 15 impact to revenue of $51MM and impact to adjusted EBITDA of $49MM per Rover Management in July 2024. (4) Balance sheet statistics as of the period ended June 30, 2024 per Rover Management in July 2024. (2) Rover Street Case projections based on FactSet mean consensus estimates as of July 30, 2024. CONFIDENTIAL | PRELIMINARY DRAFT

Selected Transaction Statistics

Legend
* Selected Business Process Outsourcing Transactions

Selected Healthcare Technology and BPO Transactions Greater than $1Bn Since 2014

Selected Transactions LTM EBITDA Range: 12.0x – 16.0x

Selected Transactions NTM EBITDA Range: 11.0x – 15.0x

($MM)

	Annc. Date	Target	Acquiror	Description	FD Equity Value	FD Enterprise Value	Transaction Multiples: Revenue LTM	Transaction Multiples: Revenue NTM	Transaction Multiples: Adj. EBITDA LTM	Transaction Multiples: Adj. EBITDA NTM	Premium (1): Unaffected 1-Day	Premium (1): LTM High	NTM Operating Statistics: Revenue $	NTM Operating Statistics: Revenue Growth	NTM Operating Statistics: Adj. EBITDA Margin
	08/19/21	Inovalon	Nordic Capital	Cloud-based SaaS healthcare solutions	$6,415	$7,227	10.1x	8.8x	29.0x	25.0x	25%	20%	$819	14%	35%
	01/10/22	Cloudmed	Rover	Revenue cycle management solutions	3,198	4,054	12.2	9.1	30.4	21.2	–	–	446	35%	43%
	09/06/23	NextGen Healthcare	Thoma Bravo	EHR and practice management solutions for ambulatory practices	1,638	1,731	2.6	2.4	14.5	18.9	46%	15%	730	8%	13%
*	09/15/14	TriZetto	Cognizant	RCM specialist with services including enterprise and component software	–	2,700	3.8	3.5	19.0	17.6	–	–	768	8%	20%
	12/21/20	HMS	Veritas (Gainwell)	Cost containment software for providers	3,370	3,399	5.3	4.6	21.1	16.6	10%	10%	735	14%	28%
	06/19/18	Cotiviti	Veritas (Verscend)	Healthcare analytics for clinical datasets	4,328	4,909	6.7	6.4	17.9	15.9	32%	0%	764	4%	40%
	08/09/16	Press Ganey	EQT	Patient experience and workforce engagement solutions	2,246	2,384	6.9	6.2	18.2	15.9	0%	(1%)	385	12%	39%
	12/20/21	Cerner	Oracle	Leading EHR solutions provider	28,305	28,938	5.1	4.8	15.4	14.1	20%	14%	6,027	6%	34%
	11/11/18	athenahealth	Veritas Capital & Elliott	EHR, RCM, and patient engagement software and services	5,695	5,650	4.3	3.9	14.9	14.0	27%	(4%)	1,438	10%	28%
	06/21/22	Convey	TPG	Technology and services solution for government-sponsored health plans	825	1,076	3.1	2.6	15.7	13.4	113%	(19%)	410	17%	20%
	01/06/21	Change Healthcare	United HC (Optum Health)	Revenue and payment cycle management software	8,267	13,051	4.2	3.9	14.1	13.0	41%	37%	3,331	8%	30%
	11/02/15	MedAssets	Pamplona	Healthcare performance improvement company	1,966	2,755	3.6	3.6	11.5	11.3	32%	32%	763	(0%)	32%
*	06/14/18	Intelenet	Teleperformance	India-based BPO offering contact center and RPA solutions	–	1,000	2.2	2.0	12.0	10.9	–	–	494	10%	19%
*	06/18/21	Sykes Enterprises	Sitel Group	Multinational provider of BPO and IT consulting services	2,222	2,157	1.2	1.1	10.0	9.8	31%	17%	1,878	7%	12%
*	06/28/18	Convergys	SYNNEX	Provider of customer experience outsourcing services	2,478	2,767	1.0	1.0	7.9	8.3	17%	(1%)	2,639	(4%)	13%
	03/28/22	Ensemble Health	Berkshire Partners & Warburg Pincus	Revenue cycle management solutions for health systems	–	5,000	6.2	NA	18.7	NA	–	–	–	–	–
	11/22/21	athenahealth	Bain & H&F	EHR, RCM, and patient engagement software and services	17,000	17,000	8.9	–	16.1	–	–	–	1,900	–	56%
	Median:						***4.2x***	***3.6x***	***15.4x***	***14.0x***	***31%***	***10%***		***8%***	***28%***
	Mean:						***4.3***	***3.6***	***15.1***	***13.8***	***34%***	***9%***		***8%***	***27%***
	NMC Proposal @ $14.05 (2)(3)(4)						***3.4x***	***3.2x***	***13.6x***	***13.3x***	***27%***	***(24%)***		***6%***	***24%***
	TB + CD&R Proposal @ $14.30 (2)(3)(4)						***3.5x***	***3.3x***	***13.8x***	***13.5x***	***29%***	***(23%)***		***6%***	***24%***

Source: Capital IQ, FactSet, company filings, company press releases and Wall Street research.
Note: '–' = Not publicly available or not meaningful. Multiples greater than 50.0x or negative considered not meaningful.
(1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed. Premium to LTM High for Rover as of period ended February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.
(2) Common shares outstanding, RSUs, PBRSUs, options, and warrants per Rover Management as of July 30, 2024. Fully diluted shares calculated using treasury stock method. Balance sheet statistics as of the period ended June 30, 2024 per Rover Management in July 2024.
(3) LTM statistics pro forma for Acclara acquisition per publicly filed Rover investor presentation dated December 6, 2023.
(4) Premium shown is to Rover price as of February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.

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Selected Transaction Analysis ($MM, except per share amounts) Selected Transaction Analysis Reference Range Statistic (5) Low High Rover Actuals (1) Fully Diluted Enterprise Value / LTM Adjusted EBITDA Multiple $643 Selected Multiple Range 12.0x 16.0x Implied Rover Share Price (3)(4) $11.97 $17.22 Rover Street Case (2) Fully Diluted Enterprise Value / NTM Adjusted EBITDA Multiple $654 Selected Multiple Range 11.0x 15.0x Implied Rover Share Price (3)(4) $10.92 $16.25 Source: FactSet as of July 30, 2024. (3) Common shares outstanding, RSUs, PBRSUs, options, and warrants per Rover Management as of July 30, 2024. Fully diluted shares (1) LTM Adjusted EBITDA adjusted for Acclara LTM Adjusted EBITDA of $25M per publicly filed Rover investor presentation dated calculated using treasury stock method. 17 December 6, 2023. (4) Balance sheet statistics as of the period ended June 30, 2024 per Rover Management in July 2024. (2) Rover projections based on FactSet mean consensus estimates as of July 30, 2024. (5) LTM statistics as of the period ended March 31, 2024. NTM statistics as of the period ended March 31, 2025. CONFIDENTIAL | PRELIMINARY DRAFT

Appendix

Trading and Operating Statistics of Selected Companies

($MM, except per share amounts)

		FD Capitalization		Trading Statistics				Operating Statistics									
				Enterprise Value /				Revenue				Adj. EBITDA					
	Stock Price	Equity	Ent.	Revenue		Adj. EBITDA		$		% Growth		$		Margins		% Growth	
Company (FYE)	7/30/2024	Value	Value	CY24E	CY25E	CY24E	CY25E	CY24E	CY25E	'23-24E	'24-25E	CY24E	CY25E	CY24E	CY25E	'23-24E	'24-25E
Rover (Street) (Current) (Dec.) (1)	$12.90	$6,042	$8,172	3.1x	2.8x	13.0x	10.7x	$2,603	$2,913	15%	12%	$630	$761	24%	26%	3%	21%
Rover (Street) (Unaffected) (Dec.) (2)	11.10	5,113	7,286	2.7	2.4	10.7	9.1	2,688	3,068	19%	14%	684	799	25%	26%	11%	17%
Rover (Mgmt.) (Excl. Ascension Impact) (Dec.) (3)	-	-	-	-	-	-	-	2,639	2,913	17%	10%	655	766	25%	26%	7%	17%
Selected Healthcare Technology																	
HealthEquity (Jan.)	$78.42	$7,126	$7,986	6.8x	6.0x	17.1x	14.5x	$1,171	$1,339	18%	14%	$466	$551	40%	41%	26%	18%
Waystar (Dec.)	23.32	4,056	5,372	6.1	5.6	15.2	14.2	884	968	12%	10%	352	379	40%	39%	-	8%
Evolent Health (Dec.)	23.71	2,855	3,675	1.4	1.2	14.8	11.3	2,576	2,988	31%	16%	248	325	10%	11%	27%	31%
Progyny (Dec.)	28.95	2,839	2,467	2.0	1.7	11.3	9.6	1,234	1,429	13%	16%	218	258	18%	18%	16%	19%
Premier (Jun.)	21.31	2,267	2,335	1.8	1.8	6.0	6.1	1,287	1,285	(2%)	(0%)	391	382	30%	30%	(17%)	(2%)
Phreesia (Jan.)	25.61	1,618	1,555	3.7	3.1	67.0	31.0	420	497	20%	18%	23	50	6%	10%	-	-
Omnicell (Dec.)	29.39	1,383	1,445	1.4	1.3	14.6	11.0	1,066	1,131	(7%)	6%	99	131	9%	12%	(28%)	32%
HealthStream (Dec.)	29.21	907	824	2.8	2.7	12.5	11.7	292	308	5%	5%	66	70	23%	23%	8%	7%
Health Catalyst (Dec.)	7.63	489	391	1.3	1.1	15.8	10.6	308	343	4%	11%	25	37	8%	11%	-	50%
TruBridge (Dec.)	11.24	174	357	1.1	1.0	7.9	6.9	333	355	(1%)	7%	45	52	14%	15%	(5%)	14%
Median				*1.9x*	*1.8x*	*14.7x*	*11.2x*			*8%*	*10%*			*16%*	*16%*	*8%*	*18%*
Mean				*2.8*	*2.6*	*18.2*	*12.7*			*9%*	*10%*			*20%*	*21%*	*4%*	*20%*
Selected Business Process Outsourcing																	
Genpact (Dec.)	$34.92	$6,476	$7,337	1.6x	1.5x	8.7x	8.1x	$4,615	$4,873	3%	6%	$841	$903	18%	19%	2%	7%
ExlService (Dec.)	35.26	5,905	6,004	3.3	3.0	15.8	14.6	1,808	2,017	11%	12%	381	410	21%	20%	10%	8%
WNS (Mar.)	59.10	2,912	2,912	2.3	2.1	9.9	8.4	1,284	1,404	(1%)	9%	293	349	23%	25%	(8%)	19%
Median				*2.3x*	*2.1x*	*9.9x*	*8.4x*			*3%*	*9%*			*21%*	*20%*	*2%*	*8%*
Mean				*2.4*	*2.2*	*11.5*	*10.4*			*4%*	*9%*			*21%*	*21%*	*1%*	*11%*

Source: FactSet median consensus estimates and Wall Street analyst research. "In-the money" convertible debt assumed to be net share settled.
Note: Based on market prices as of July 30, 2024. Multiples greater than 75x or negative noted as dashes. EBITDA growth of >50% and <(50%) noted as dashes.

(1) Statistics based on Rover's stock price, capitalization, and consensus estimates as of July 30, 2024. Balance sheet statistics as of the period ended June 30, 2024 per Rover Management in July 2024.

(2) Statistics based on Rover's stock price, capitalization, and consensus estimates as of February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.

(3) Rover Management Plan provided by Rover Management in July 2024. 2024 and 2025 Rover Management Plan statistics shown exclude Ascension impact to revenue of ($74MM) and $51MM in CY24E and CY25E, respectively, and impact to adjusted EBITDA of ($85MM) and $49MM in CY24E and CY25E, respectively, per Rover Management in July 2024.

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Cost of Capital Analysis

($MM, except per share amounts)

WACC Analysis									
						Betas			
						Historical (1) (5)		Predicted (2) (5)	
	Current Stock Price	FD Equity Value	Debt	Equity / Debt	Tax Rate	Levered Beta	Unlevered Beta	Levered Beta	Unlevered Beta
Rover (Street) (Unaffected) (3)(4)	$11.10	$5,113	$2,311	69% / 31%	21%	0.92	0.68	1.63	1.20
Selected Companies									
HealthEquity	$78.42	$7,126	$1,112	87% / 13%	21%	0.90	0.80	0.95	0.84
Genpact	34.92	6,476	1,312	83% / 17%	24%	1.06	0.92	0.81	0.70
ExlService	35.26	5,905	345	94% / 6%	22%	1.38	1.32	0.91	0.87
Evolent Health	23.71	2,855	788	78% / 22%	18%	1.26	1.03	1.56	1.27
Progyny	28.95	2,839	0	100% / 0%	25%	1.30	1.30	1.13	1.13
Premier	21.31	2,267	129	95% / 5%	31%	0.48	0.46	0.90	0.87
Phreesia	25.61	1,618	33	98% / 2%	21%	1.29	1.27	1.55	1.52
Omnicell	29.39	1,383	575	71% / 29%	21%	0.98	0.74	1.44	1.08
HealthStream	29.21	907	0	100% / 0%	24%	0.72	0.72	0.49	0.49
Health Catalyst	7.63	489	230	68% / 32%	21%	1.12	0.82	1.60	1.16
TruBridge	11.24	174	186	48% / 52%	25%	0.95	0.53	1.06	0.59
Median				87% / 13%		*1.06*	*0.82*	*1.06*	*0.87*
Mean				84% / 16%		*1.04*	*0.90*	*1.13*	*0.96*

	Overall Betas	
	Historical Unlevered Beta	Predicted Unlevered Beta
Rover (Street) (Unaffected) (3)(4)	0.68	1.20
Overall Median	0.82	0.87
Unlevered Beta Calculation		
67% Rover (Street) (Unaffected) (3)(4)	0.45	0.80
33% Overall Median	0.27	0.29
Unlevered Beta	**0.72**	**1.09**

Sources: FactSet, Barra, Bloomberg.

Note: Prices as of July 30, 2024. Debt includes currently outstanding face value of 'in-the-money' convertible debt and excludes minority interests. Excludes international companies.

(1) Based on Bloomberg betas as of June 28, 2024.

(2) Based on Barra betas as of June 28, 2024.

(3) Rover betas as of January 31, 2024, based on available betas prior to February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.

(4) Rover capitalization as of February 23, 2024, the last trading day prior to the public filing to the NMC Draft Proposal.

(5) Waystar excluded due to limited trading history. Excludes international companies.

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Cost of Capital Analysis *(Continued)*

Cost of Capital Calculation - Equity Market Risk Premium / Unlevered Predicted Beta Sensitivity (4) (7)				
		WACC		
Unlevered	*Equity Market Risk Prem.:*	*6.2%*	*6.7%*	*7.2%*
Beta	*Debt as % of Cap.:*	*31%*	*31%*	*31%*
1.09	<--- ***Overall Blended***	11.4%	11.9%	12.4%
1.20	<--- ***Standalone***	12.0%	12.6%	13.1%

Cost of Capital Calculation - Equity Market Risk Premium / Unlevered Historical Beta Sensitivity (5) (7)				
		WACC		
Unlevered	*Equity Market Risk Prem.:*	*6.2%*	*6.7%*	*7.2%*
Beta	*Debt as % of Cap.:*	*31%*	*31%*	*31%*
0.72	<--- ***Overall Blended***	10.6%	11.0%	11.3%
0.68	<--- ***Standalone***	10.4%	10.7%	11.0%

Note: Unlevered Betas based on median of peer group.

(1) Based on 20-Year U.S. Interpolated Treasury Yield as of July 30, 2024. Source: FactSet.

(2) Long-horizon expected equity risk premium (historical) and Long-horizon expected equity risk premium (supply-side) based on Duff & Phelps Cost of Capital Navigator (2024).

(3) Size premium based on Duff & Phelps Cost of Capital Navigator (2024).

(4) Based on Barra betas as of June 28, 2024. Rover predicted beta as of January 31, 2024, based on available betas prior to February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.

(5) Based on Bloomberg 5-year weekly betas as of June 28, 2024. Rover historical beta as of January 31, 2024, based on available betas prior to February 23, 2024, the last trading day prior to public filing of the NMC Draft Proposal.

(6) Illustrative 8.0% pre-tax cost of debt based on interest rates on Term A Loan, Senior Revolver, and Term B Loan per Rover 10-K as of December 31, 2023. All Rover debt is floating-rate.

(7) Waystar beta excluded from overall blended beta calculation due to limited trading history. Excludes international companies.

Market Assumptions	
Risk Free Rate (1)	4.5%
Market Risk Premium (2)	6.2% - 7.2%
Cost of Debt (6)	8.0%
Size Premium (3)	
Historical	2.0%
Predicted	0.0%

21

CONFIDENTIAL | PRELIMINARY DRAFT

Qatalyst PARTNERS

Rover NOL Schedule Rover NOL Schedule (1) ($MM) Q3-Q4 CY24E CY25E CY26E CY27E CY28E CY29E CY30E CY31E CY32E CY33E CY34E CY35E CY36E CY37E CY38E CY39E Beginning NOL Balance (2) $87 $77 $57 $44 $39 $35 $31 $27 $24 $21 $18 $14 $11 $8 $5 $2 (Usage) of NOLs (10) (20) (14) (4) (4) (4) (4) (3) (3) (3) (3) (3) (3) (3) (3) (2) Ending NOL Balance $77 $57 $44 $39 $35 $31 $27 $24 $21 $18 $14 $11 $8 $5 $2 – Federal Tax Savings Due to NOLs (3) ($2) ($4) ($3) ($1) ($1) ($1) ($1) ($1) ($1) ($1) ($1) ($1) ($1) ($1) ($1) ($0) Cumulative Dilution – 1% 2% 4% 5% 7% 8% 10% 12% 14% 15% 17% 19% 21% 23% 24% Tax Savings Due to NOLs Adj. for Dilution (4) ($2) ($4) ($3) ($1) ($1) ($1) ($1) ($1) ($1) ($1) ($1) ($1) ($1) ($1) ($1) ($0) Discount Rate 10.5% 11.75% 13.0% NPV of Tax Savings $11.9 $11.5 $11.1 Note: Utilization of NOLs per Rover Management as of July 2024. (3) Assumes effective tax rate of 21% per Rover Management. (1) Rover Management Plan provided by Rover Management in July 2024. (4) Assumes ~1% annual dilution through issuance of equity awards throughout the projection period per Rover Management 22 (2) Rover NOL balance of $87MM separately valued on a discounted present value basis using a tax savings schedule per Rover Management and assumes annual dilution CY31E and thereafter equivalent to annual dilution in CY30E, per Rover Management. in July 2024. CONFIDENTIAL | PRELIMINARY DRAFT

Disclaimer These materials have been prepared by Qatalyst Partners LP (including any affiliates “Qatalyst”) for the Qatalyst client or potential client to whom such materials are directly addressed and delivered (the “Company”) in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Qatalyst. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Qatalyst. Qatalyst assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all respects. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed with the managements of the Company and/or other potential transaction participants or obtained from public sources, Qatalyst has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. 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In this regard, by accepting this presentation, the Company acknowledges that (a) Qatalyst is not in the business of providing (and the Company is not relying on Qatalyst for) legal, tax or accounting advice, (b) there may be legal, tax or accounting risks associated with any transaction, (c) the Company should receive (and rely on) separate and qualified legal, tax and accounting advice and (d) the Company should apprise senior management as to such legal, tax and accounting advice (and any risks associated with any transaction) and Qatalyst’s disclaimer as to these matters. Qatalyst does not provide tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Qatalyst to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. 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In the ordinary course of these activities, Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities or loans of the Company, potential counterparties, or any other company that may be involved in a transaction. Qatalyst is required to obtain, verify and record certain information that identifies each entity that enters into a formal business relationship with it, which information includes the complete name and address and taxpayer ID number. Qatalyst may also request corporate formation documents, or other forms of identification, to verify information provided. 23 CONFIDENTIAL | PRELIMINARY DRAFT